UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 8, 2017

MODSYS INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

ISRAEL	333-06208	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 LBJ Freeway, Ste 210, Dallas, TX	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (206) 395-4152

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐	Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

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Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 8, 2017, ModSys International Ltd. (“Modern Systems”) appointed Regina O’Conner and Syver Norderhaug to serve on the Board of Directors. The appointment of both Ms. O’Conner and Mr. Norderhaug fill vacant seats. Their terms expire at the next annual shareholders’ meeting to be held in 2017.

Ms. O’Conner and Mr. Norderhaug will have the same compensation arrangement for their service as a director on the Board of Directors as the other non-employee directors of Modern Systems. That compensation currently consists of $20,000 per year and 30,000 restricted share units (RSUs) to vest over the term of 3 years, subject to ongoing service as a director. Both will also be entitled to reimbursement for reasonable out-of-pocket expenses incurred in the performance of their duties and the attendance at board meetings and any meeting of shareholders. Both Ms. O’Conner and Mr. Norderhaug will serve on the Audit Committee and Compensation Committee of the Modern Systems.

Ms. O’Conner served as Business Unit Controller and Corporate Operational Financial Analyst of Dell Marketing, LLP – Applications Modernization Services from 2012 to 2015. Prior to that, Ms. O’Conner served as Chief Financial Officer of Clerity Solutions, Inc., an IT services provider targeting IBM mainframe clients. Ms. O’Conner has a Bachelor of Science in Economics with a minor in Business Administration and Computer Science from Clemson University.

Mr. Norderhaug has served as Chief Financial Officer of Finch LLC, a global software company with presence in Europe, Asia, Australia, South America and is headquartered in the US, since 2007. Mr. Norderhaug previously served on the Board of Directors for Steele Resources Group from 2012 to 2013. Mr. Norderhaug has a Masters of Business Administration in International Business from the American Graduate School of International Management, Glendale, Arizona and a Bachelor of Science in Business Administration from the University of Wyoming. Mr. Norderhaug is also a Certified Public Accountant in Texas.

With the additions of Ms. O’Conner and Mr. Norderhaug to the Modern Systems Board of Directors, Modern Systems has notified Nasdaq that it is now in compliance with the majority independent board, audit committee and compensation committee requirements as required by Nasdaq Listing Rule 5605(b)(1), 5605(e)(2) and 5605(d)(2).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MODSYS INTERNATIONAL LTD.
(Registrant)

Date February 14, 2017	By:	/s/ Richard Chance
Richard Chance
CFO

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